                                                                      EXHIBIT 99


[TELXON LOGO]

                                                                    NEWS RELEASE


                   TELXON REPORTS FIRST QUARTER FY1999 RESULTS

     AKRON, OHIO, July 20, 1998 -- Telxon Corporation (Nasdaq-NNM: TLXN) today reported that its first quarter after-tax earnings from operations rose 37% on a 10% increase in revenues.

     For the quarter ended June 30, 1998, the company reported revenues of $115.0 million and after-tax earnings from operations of $2.2 million, or $.13 per share (diluted), as compared to earnings of $1.6 million, or $.10 per share (diluted), in the year earlier quarter. As previously announced, the company recorded a non-operating charge of $1.7 million related to costs incurred in response to an unsolicited takeover proposal by Symbol Technologies (NYSE: SBL) and a non-operating charge of $1.9 million related to the reorganization of its Metanetics primary production and integration activities. In addition, the company also recorded a non-operating gain for the quarter of $.4 million.

     Frank E. Brick, Telxon's president and chief executive officer, said, "I am pleased that we achieved our earnings growth target during the quarter. I remain excited and confident in our ability to execute our business plan, which is targeted to deliver double-digit revenue growth and 30% earnings growth for fiscal 1999. We saw strong revenue growth during the quarter in both our Aironet and Metanetics subsidiaries, as well as increasing demand for our new pen-based computer products."

     Telxon Corporation is a worldwide leader in the wireless mobile information systems industry. The company integrates advanced mobile computing and wireless data communication technology with a wide array of peripherals, application-specific software and global customer services for its customers in more than 60 countries around the world. Telxon's executive, engineering, marketing and sales offices are


             Telxon Corporation/Corporate Communications Department
          3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
                         800-800-8001/Fax (330) 664-2058


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headquartered in Akron, Ohio; its world manufacturing and domestic customer service facilities are located in Houston, Texas. Telxon International Division is headquartered in Brussels, Belgium. Telxon's World Wide Web site address is: http://www.telxon.com.

     Other than the historical financial information reported above, this news release constitutes forward-looking statements that are inherently subject to risks and uncertainties which could cause Telxon's actual results to differ materially from the forward-looking statements. The important factors affecting the realization of those results include, without limitation, the company's ability to gain and maintain market acceptance of its products, and implement appropriate cost reduction, efficiency and other operating improvement strategies, as well as general and industry-specific economic conditions, competitive pressures and rapid technological change. Reference should be made to the discussion of these and other factors affecting Telxon's business and results as included from time to time in the company's filings with the Securities and Exchange Commission.

                                     # # #


For corporate information:

Alex Csiszar
Vice President, Investor Relations
Telxon Corporation
(330) 664-2961


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Telxon Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)

                                                        JUNE 30,      MARCH 31,
                                                          1998          1998
                                                        ---------     ---------
                                                       (Unaudited)
ASSETS

Current assets:
   Cash and short-term investments                      $  15,536     $  27,500
   Accounts receivable, net                               136,826       125,739
   Notes and other accounts receivable                     15,496        22,949
   Inventories                                            110,860       108,178
   Prepaid expenses and other                              12,844        11,307
                                                        ---------     ---------
       Total current assets                               291,562       295,673
Property and equipment, net                                58,398        52,108
Intangible and other assets, net                           45,739        42,758
                                                        ---------     ---------
           Total                                        $ 395,699     $ 390,539
                                                        =========     =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable                                        $  25,005     $   3,000
   Capital lease obligations due within
       one year                                               988           968
   Accounts payable                                        45,621        58,634
   Income taxes payable                                     1,729         3,390
   Accrued liabilities                                     39,374        41,034
                                                        ---------     ---------
           Total current liabilities                      112,717       107,026
Capital lease obligations                                   1,956         1,876
Convertible subordinated debentures                       106,913       107,224
Other long-term liabilities                                 5,525         6,897
                                                        ---------     ---------
           Total                                          227,111       223,023

Minority interest                                           2,828         2,791

Stockholders' equity:
   Preferred Stock, $1.00 par value per share;
       500 shares authorized, none issued                      --            --
   Common Stock, $.01 par value per share;
       50,000 shares authorized, 16,230
       and 16,219 shares issued                               162           162
   Additional paid-in capital                              88,213        87,994
   Retained earnings                                       85,233        85,053
   Equity adjustment for foreign currency
       translation                                         (5,112)       (4,929)
   Unearned restricted stock awards                          (415)         (493)
   Treasury stock; 119 and 162 shares of
       common stock at cost                                (2,321)       (3,062)
                                                        ---------     ---------
           Total stockholders' equity                     165,760       164,725
                                                        ---------     ---------
           Total                                        $ 395,699     $ 390,539
                                                        =========     =========

Telxon Corporation and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

                                                             THREE MONTHS
                                                            ENDED JUNE 30,
                                                       ------------------------
                                                         1998            1997
                                                       ------------------------
                                                              (UNAUDITED)
Revenues:
   Product                                             $  94,077      $  86,691
   Customer service                                       20,970         18,222
                                                       ---------      ---------
           Total revenues                                115,047        104,913
Cost of revenues:
   Product                                                57,310         52,561
   Customer service                                       12,826         11,126
                                                       ---------      ---------
           Total cost of revenues                         70,136         63,687
Gross profit:
  Product                                                 36,767         34,130
  Customer service                                         8,144          7,096
                                                       ---------      ---------
           Total gross profit                             44,911         41,226
Operating expenses:
   Selling expenses                                       21,361         18,100
   Product development and engineering
       expenses                                            8,930          9,126
   General and administrative expenses                     9,436          9,703
   Take-over defense costs                                 1,749             --
                                                       ---------      ---------
           Total operating expenses                       41,476         36,929
           Income from operations                          3,435          4,297
Interest income                                              179            498
Interest expense                                          (1,713)        (1,792)
                                                       ---------      ---------
           Income before other
               non-operating expense
               and income taxes                            1,901          3,003
Other non-operating expense                               (1,490)          (157)
                                                       ---------      ---------
          Income before income taxes                         411          2,846
Provision for income taxes                                   165          1,252
                                                       ---------      ---------
Net income                                             $     246      $   1,594
                                                       =========      =========

                                                             THREE MONTHS
                                                            ENDED JUNE 30,
                                                       ------------------------
                                                         1998            1997
                                                       ------------------------
                                                              (UNAUDITED)
Net Income per common share:
   Basic                                               $    0.02      $    0.10
                                                       =========      =========
   Diluted                                             $    0.01      $    0.10
                                                       =========      =========

Average number of common shares outstanding:
   Basic                                                  16,080         15,525
   Diluted                                                16,924         15,783